UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 16, 2023, Henry Schein, Inc. issued a press release announcing that it received an expected notice (the “Notice”) on November 13, 2023 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because its quarterly report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”) would not be filed in a timely manner. The notice and the Company’s response are mandated by Nasdaq and Securities and Exchange Commission (“SEC”) rules.

The Rule requires listed companies to timely file all required periodic reports with the SEC. Henry Schein previously reported on a Form 12b-25 and on a Form 8-K, each filed with the SEC on November 2, 2023, that the Company was unable to file the Form 10-Q within the prescribed time period due to information access limitations arising from the Company’s decision to shut down certain operations as a precautionary measure as a result of the cybersecurity incident it experienced on October 14, 2023. This incident and the Company’s decision to take down certain applications, which affected its operational and information technology systems, was reported by the Company on Form 8-K filed with the SEC on October 16, 2023. The deadline for filing the Form 10-Q was November 14, 2023. Nasdaq has provided the Company with 60 days to submit a plan to come into compliance (the “60-day period”). In its November 2, 2023 filings, the Company publicly reported that it expects to file the Form 10-Q before the end of November 2023, long prior to the end of the 60-day period.

The full text of the press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Henry Schein, Inc. Deferred Compensation Plan

On November 10, 2023, the Compensation Committee of the Board of Directors of Henry Schein, Inc. (the “Company”) approved the amendment and restatement of the Henry Schein, Inc. Deferred Compensation Plan (the “Plan”), effective as of November 14, 2023. The amendment and restatement incorporates the following changes:

•	Joint ventures and other entities owned 50% or more by the Company or its controlled group members are permitted to become participating employers in the Plan, subject to approval by the Company.

•	The eligible annual base compensation (as described in the Plan) threshold to make salary deferrals for plan years commencing with the 2024 Plan year is increased from $175,000 to $225,000.

•

Participants are permitted to make one change to their election with respect to the distribution form of their account balance upon termination of employment (i.e., a lump sum, the default option if no election is made, or annual installments made over 3, 5 or 10 years), provided such change complies with the requirements under Section 409A of the Internal Revenue Code of 1986, as amended.

•	Additional other minor clarifying changes to reflect the Company’s administrative practices under the Plan.

The foregoing summary of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Henry Schein, Inc. Deferred Compensation Plan, as amended and restated effective as of November 14, 2023

99.1	Press Release dated November 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.
(Registrant)

Date: November 16, 2023	By:	/s/ Kelly Murphy
Kelly Murphy
Senior Vice President and General Counsel (Authorized Signatory)